Exhibit 21
List of Subsidiaries of Mondee Holdings, Inc.

The following is a list of subsidiaries of Mondee Holdings, Inc. as of the date of the Annual Report on Form 10-K for the year ended December 31, 2022 to which this document is filed as an exhibit. All corporations are subsidiaries of Mondee Holdings, Inc. and, if indented, subsidiaries of the entity under which they are listed.

Subsidiary Name	Jurisdiction of Formation	Equity Ownership	Equity Owner
Mondee Holdings II, LLC	Delaware	100%	Mondee Holdings, Inc.
Mondee, Inc.	Delaware	100%	Mondee Holdings II, LLC
C&H Travel and Tours, Inc. (f/k/a Tap Tours, Inc.)	California	100%	Mondee, Inc.
Cosmopolitan Travel Service, Inc.	Michigan	100%	Mondee, Inc.
Cosmopolitan Travel Services, Inc.	New York	45%	Mondee, Inc.
		55%	Cosmopolitan Travel Service, Inc.
ExploreTrip IP Holdings, Inc.	Delaware	100%	Mondee, Inc.
ExploreTrip, Inc.	Delaware	100%	Mondee, Inc.
Hari-World Travel Group, Inc.	Delaware	100%	Mondee, Inc.
LBF Travel, Inc. (f/k/a LBF Acquisition Corporation, Inc.)	Delaware	100%	Mondee, Inc.
BookingWiz Thailand Ltd.	Thailand	99.99%	LBF Travel, Inc.
LBF Travel Holdings, LLC	Delaware	100%	LBF Travel, Inc.
Avia Travel and Tours, Inc.	California	100%	LBF Travel Holdings, LLC
LBF Travel India Private Limited (f/k/a Let’s Go Travel Private Limited)	India	80.35%	LBF Travel Holdings, LLC
Star Advantage Limited	Ireland	100%	LBF Travel Holdings, LLC
LBF Travel India Private Limited (f/k/a Let’s Go Travel Private Limited)	India	19.65%	LBF Travel, Inc.
Mondee Acquisition Company, Inc. (f/k/a cFares Holdings, Inc.)	Delaware	100%	Mondee, Inc.
Mondee Brazil, LLC	Delaware	100%	Mondee, Inc.
Mondee Canada Inc.	Ontario, Canada	100%	Mondee, Inc.
Orinter Viagens e Turimos S.A.	Brazil	0.00125%	Mondee, Inc.
		99.99%	Mondee Brazil, LLC
Rocketrip, Inc.	Delaware	100%	Mondee, Inc.
SkyLink Travel Inc.	New York	100%	Mondee, Inc.
SkyLink Travel SFO, Inc.	California	100%	Mondee, Inc.
SkyLink Travel, Inc.	California	100%	Mondee, Inc.
SkyLink Travel, Inc.	Illinois	100%	Mondee, Inc.
Touram IT Private Limited	India	50%	Mondee Canada Inc., a corporation incorporated in Ontario, Canada.
Touram IT Private Limited	India	50%	SkyLink Travel Inc., a New York corporation
Trans Am Travel, Inc.	Virginia	100%	Mondee, Inc.
TransWorld Travel, Inc.	Delaware	100%	Mondee, Inc.